Exhibit 99.1

BRE Properties, Inc.

Fourth Quarter 2004

Earnings Release and

Supplemental Financial Data

Villa Azure
624 Units
Los Angeles, California
Acquired December 2004

BRE Properties, Inc.	Phone:	415.445.6530
44 Montgomery Street, 36th Floor	Fax:	415.445.6505
San Francisco, CA 94104	E-mail:	ir@breproperties.com

Investor contact: Edward F. Lange, Jr.

EVP and Chief Financial Officer

415.445.6559

Media contact: Thomas E. Mierzwinski

VP, Corporate Communications

415.445.6525

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this document contains forward-looking statements regarding BRE and property performance, and is based on BRE’s current expectations and judgment. Actual results could vary materially depending on risks and uncertainties inherent to general and local real estate conditions, future interest rate levels or capital market conditions. For more details, please refer to BRE’s SEC filings, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q.

BRE Properties, Inc.

Fourth Quarter 2004

Earnings Release and

Supplemental Financial Data

On February 8, 2005, we announced that we have adjusted our accounting policy regarding accruals and the recognition of certain expense items and, as a result, expect to restate our audited financial statements for the fiscal years ended December 31, 2000 through 2003, and our unaudited financial statements for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004. The impact to earnings per share (EPS) and funds from operations (FFO) per fully diluted share ranges from zero to $0.019 for the restated years 2000 through 2003. For the related quarters in 2004, the impact to EPS and FFO per share ranges from $0.005 to $0.037. The impact to the nine-month period ended September 30, 2004 is $0.015 per share. (A reconciliation of net income available to common shareholders to FFO is provided at the end of this report.)

The restatement does not materially change BRE’s historical trends, nor does it adversely affect our business outlook. The restatement corrects a method of accounting we practiced for many years and assures comparisons of future results to past periods can be made on a consistent basis.

As a result of BRE’s implementation of Section 404 of the Sarbanes-Oxley Act of 2002, we determined that our long-held practice of recognizing payroll and certain categories of real estate expenses when they were paid instead of incurred is not appropriate. Although the expenses were of similar quality, quantity and timing in each period, they should have been recognized in the period incurred.

Management determined the internal control deficiency that gave rise to this restatement represents a material weakness, as defined by the PCAOB’s Auditing Standard No. 2. BRE believes it has taken appropriate action to modify its system of internal control, to correct this error and properly remediate the control deficiency.

We have elected to restate prior periods to adjust for out-of-period items, including expenses recognized in third quarter 2004 relating to the previously disclosed litigation charges associated with the Red Hawk Ranch apartment community. The timing adjustments for expense recognition affect net income, earnings per share, FFO and FFO per fully diluted share for the prior periods.

The estimated net impact of the restatement for the nine months ending September 30, 2004, and the first three quarters of 2004 are as follows:

Nine Months ended September 30, 2004 Restated

	Estimated Restated	Originally Reported	Estimated Increase (Decrease)
[in 000s, except per share data]
Net Income available to common shareholders	$36,296	$37,059	($763)	(2.1%)
Per diluted share	$0.72	$0.73	($0.015)
Funds from Operations	$85,347	$86,110	($763)	(0.9%)
• Per diluted share	$1.65	$1.67	($0.015)

Third Quarter 2004 Restated

	Estimated Restated	Originally Reported	Estimated Increase (Decrease)
[in 000s, except per share data]
Net Income available to common shareholders	$11,480	$10,116	$1,364	13.5%
• Per diluted share	$0.23	$0.20	$0.027
Funds from Operations	$29,484	$28,120	$1,364	4.9%
• Per diluted share	$0.57	$0.54	$0.027

Second Quarter 2004 Restated

	Estimated Restated	Originally Reported	Estimated Increase (Decrease)
[in 000s, except per share data]
Net Income available to common shareholders	$13,217	$13,479	($262)	(1.9%)
• Per diluted share	$0.26	$0.27	($0.006)
Funds from Operations	$29,004	$29,266	($262)	(0.9%)
• Per diluted share	$0.56	$0.57	($0.005)

First Quarter 2004 Restated

	Estimated Restated	Originally Reported	Estimated Increase (Decrease)
[in 000s, except per share data]
Net Income available to common shareholders	$11,599	$13,464	($1,865)	(13.9%)
• Per diluted share	$0.23	$0.27	($0.037)
Funds from Operations	$26,859	$28,724	($1,865)	(6.5%)
• Per diluted share	$0.52	$0.56	($0.036)

The estimated net impact of the restatement for the years ended December 31, 2003, 2002, 2001 and 2000 is as follows:

Full Year 2003 Restated

	Estimated Restated	Originally Reported	Estimated Increase (Decrease)
[in 000s, except per share data]
Net Income available to common shareholders	$70,175	$70,333	($158)	(0.2%)
• Per diluted share	$1.48	$1.48	($0.003)
Funds from Operations	$103,690	$103,847	($157)	(0.2%)
• Per diluted share	$2.13	$2.14	($0.003)

Full Year 2002 Restated

	Estimated Restated	Originally Reported	Estimated Increase (Decrease)
[in 000s, except per share data]
Net Income available to common shareholders	$87,171	$88,044	($873)	(1.0%)
• Per diluted share	$1.89	$1.91	($0.019)
Funds from Operations	$124,072	$124,945	($873)	(0.7%)
• Per diluted share	$2.60	$2.62	($0.019)

Full Year 2001 Restated

	Estimated Restated	Originally Reported	Estimated Increase (Decrease)
[in 000s, except per share data]
Net Income available to common shareholders	$78,971	$78,808	$163	0.2%
• Per diluted share	$1.69	$1.69	$0.003
Funds from Operations	$124,529	$124,366	$163	0.1%
• Per diluted share	$2.57	$2.56	$0.003

Full Year 2000 Restated

	Estimated Restated	Originally Reported	Estimated Increase (Decrease)
[in 000s, except per share data]
Net Income available to common shareholders	$36,521	$36,734	($213)	(0.6%)
• Per diluted share	$0.80	$0.81	($0.005)
Funds from Operations	$114,450	$114,663	($213)	(0.2%)
• Per diluted share	$2.37	$2.38	($0.004)

Fourth Quarter and 2004 Operating Results

Funds from operations (FFO), the generally accepted measure of operating performance for real estate investment trusts, totaled $23.3 million, or $0.45 per diluted share, for the fourth quarter 2004, and $108.6 million, or $2.10 per diluted share, for the 12-month period. FFO includes Other Expenses related to a one-time charge for the retirement of our former chief executive officer and Red Hawk Ranch litigation costs, totaling $5.0 million, or $0.10 per diluted share for the fourth quarter 2004, and $6.8 million, or $0.13 per diluted share, for the 12-month period.

The FFO results for the fourth quarter and full year 2004 compare with FFO totaling $25.8 million, or $0.50 per share in the fourth quarter 2003, and FFO totaling $103.7 million, or $2.13 per share for 2003. FFO for full year 2003 included litigation related charges of $7.3 million, or $0.15 per share, which were recognized in second quarter 2003.

Net income available to common shareholders for fourth quarter 2004 totaled $25.1 million, or $0.49 per diluted share, as compared with $11.2 million, or $0.22 per diluted share, for the same period 2003. Net income available to common shareholders for the year 2004 totaled $61.4 million, or $1.21 per diluted share, as compared with $70.2 million, or $1.48 per diluted share, for the year 2003. The fourth quarter and 2004 results include a net gain on sales totaling $19.9 million, or $0.39 per diluted share. The 2003 results included a net gain on sales totaling $23.1 million, or $0.49 per diluted share, which were recognized during the first six months of 2003.

Adjusted EBITDA for the quarter totaled $49.5 million, as compared with $45.6 million in fourth quarter 2003. (A reconciliation of net income available to common shareholders to Adjusted EBITDA is provided at the end of this report.) For fourth quarter 2004, revenues totaled $71.3 million, excluding revenues from discontinued operations of $4.0 million. Revenues for fourth quarter 2003 totaled $65.4 million excluding revenues from discontinued operations of $4.1 million.

Adjusted EBITDA for the year 2004 totaled $194.0 million, as compared with $183.3 million for the year 2003. For the year ended December 31, 2004, revenues totaled $280.6 million, as compared with revenues of $256.2 million for the same period 2003, excluding revenues from discontinued operations of $16.6 million and $18.6 million, respectively.

BRE’s year-over-year core comparative earnings and FFO results were influenced by increased net operating income (NOI) generated from acquisitions completed in 2003 and 2004 and properties in the lease-up phase of development. (A reconciliation of net income available to shareholders to NOI is provided at the end of this report.) The growth in overall NOI was offset by increased interest expense, corporate G&A expense and an increase in weighted average shares outstanding following the third quarter 2003 offering of common shares.

Acquisition activities during 2003 and 2004 increased 4Q 2004 NOI by $2.5 million as compared with 4Q 2003. Development and lease-up properties generated $1.2 million in additional NOI during the quarter as compared with fourth quarter 2003 levels. For the year, acquisition activities increased 2004 NOI by $11.3 million as compared with 2003. Development and lease-up properties generated $5.2 million in additional NOI during 2004 as compared with 2003.

Level of Investment and NOI by Region

Quarter Ended December 31, 2004

Region	# Units	Gross Investment	% Investment	% NOI
($ amounts in 000s)
Southern CA	10,536	$1,229,741	47%	47%
Northern CA	5,644	591,537	23%	23%
Mountain/Desert	3,518	327,841	13%	10%
Pacific Northwest	3,572	389,052	15%	12%
Discontinued Operations	928	71,586	2%	5%
Partnership and other income	488	—	—	3%

Total	24,686	$2,609,757	100%	100%

Same-Store Property Results

During fourth quarter 2004, same-store NOI increased 1% as compared with the same period in 2003. Same-store NOI for the year was down 1% from 2003 levels. BRE defines same-store properties as stabilized apartment communities owned by the company for at least five full quarters. Of the 24,686 apartment units owned by BRE, same-store units totaled 19,726 for the quarter and 19,012 for the year.

Consistent with management’s expectations, year-over-year, same-store revenues were flat for the fourth quarter and the year. Same-store physical occupancy levels averaged 94.7% during fourth quarter 2004 as compared with 94.2% during fourth quarter 2003. Average market rent for fourth quarter 2004 increased 2% to $1,122 per unit, from $1,104 per unit in fourth quarter 2003. Annualized resident turnover averaged 64% during 2004 and 65% during 2003. Same-store real estate expenses decreased 1% for the quarter and increased 3% for the year.

On a sequential basis, same-store NOI decreased 2.3% due to a sequential decrease in revenues of 2.4%. During the fourth quarter, average occupancy levels declined 0.6%, due to seasonal trends. Portfolio-wide, fourth quarter market rent levels increased 0.6% to $1,122 per unit, from $1,114 per unit in third quarter 2004.

Same-Store % Growth Results

Q4 2004 Compared with Q4 2003

		% Change
	% NOI	Revenue	Expenses	NOI	#Units
L.A./Orange County, CA	25%	4.2%	-1.6%	6.8%	4,577
San Diego, CA	24%	1.5%	1.1%	1.7%	3,711
San Francisco, CA	17%	-3.0%	9.6%	-8.5%	3,035
Seattle, WA	13%	-0.7%	-7.0%	3.1%	3,149
Sacramento, CA	10%	-1.3%	-4.0%	0.1%	2,156
Phoenix, AZ	7%	-0.3%	-13.7%	8.7%	1,898
Denver, CO	4%	-5.5%	0.2%	-8.5%	1,200

Total	100%	0.3%	-1.2%	1.0%	19,726

Same-Store % Growth Results

12 Months Ended December 31, 2004 Compared with Same Period 2003

		% Change
	% NOI	Revenue	Expenses	NOI	#Units
L.A./Orange County, CA	22%	3.6%	1.0%	4.8%	3,863
San Diego, CA	24%	1.9%	3.3%	1.3%	3,711
San Francisco, CA	19%	-4.3%	8.1%	-8.7%	3,035
Seattle, WA	14%	0.0%	1.5%	-0.9%	3,149
Sacramento, CA	10%	0.1%	3.8%	-1.6%	2,156
Phoenix, AZ	7%	1.6%	1.7%	1.6%	1,898
Denver, CO	4%	-5.0%	-0.1%	-7.5%	1,200

Total	100%	0.2%	3.1%	-1.1%	19,012

Same-Store Average Occupancy and Turnover Rates

	Physical Occupancy			Turnover Ratio
	Q4 2004	Q3 2004	Q4 2003	2004	2003
L.A./Orange County, CA	95.9%	96.0%	95.6%	60%	54%
San Diego, CA	96.1%	96.0%	94.6%	60%	65%
San Francisco, CA	93.0%	94.0%	92.3%	63%	69%
Seattle, WA	93.2%	94.7%	93.3%	61%	63%
Sacramento, CA	94.6%	96.3%	93.8%	75%	79%
Phoenix, AZ	95.3%	95.8%	95.4%	71%	69%
Denver, CO	92.5%	93.4%	94.0%	78%	74%

Average	94.7%	95.3%	94.2%	64%	65%

Disposition Activity

During fourth quarter 2004, we sold three apartment communities, two located in Salt Lake City, Utah and one in Phoenix, Arizona. The results of the property sales were as follows:

Property Dispositions

Quarter Ended December 31, 2004

Property/Locations	Book Basis	Sales Price	Book Gain	Sale Cap Rate	IRR
Pinnacle Stonecreek Phoenix, AZ	$25,091	$34,700	$9,609	4.8%	12.8%
Pinnacle Fort Union Salt Lake City, UT	13,780	16,900	3,120	6.2%	8.0%
Pinnacle Reserve Draper, UT	39,829	47,025	7,196	6.4%	7.7%

Total/Wtg. Average	$78,700	$98,625	$19,925	5.8%	8.7%

At December 31, 2004, we had three additional properties classified as “held for sale,” with expected sale dates during the first half of 2005.

Acquisition and Development Activity

During fourth quarter 2004, BRE acquired Villa Azure, with 624 units, located in Los Angeles, California, for a purchase price of approximately $137 million.

Also in the quarter, we acquired Bellaire Place, with 197 units located adjacent to our Evergreen community in Redmond, Washington, for a purchase price of approximately $31 million. Management of Bellaire and Evergreen has been combined, so they are now treated as one community, Evergreen Apartments, with 423 units.

During 2004, BRE completed three development communities: Fullerton, with 192 units in Fullerton, California; Westridge, with 234 units in Valencia, California; and Talega II, with 110 units in San Clemente, California. Average and end-of-period occupancy for these communities was 91% for the fourth quarter 2004.

BRE currently has five communities with a total of 1,312 units under construction, for a total estimated investment of $277 million, and an estimated balance to complete totaling $168 million. Expected delivery dates for these units range from 4Q 2005 through 2Q 2007. All development communities under construction are located in Southern California.

During fourth quarter 2004, BRE also acquired two parcels of land in the Seattle, Washington metro area. Combined with the parcel of land previously acquired in Emeryville, California, BRE now owns three land parcels representing 739 units of future development, with a total estimated investment of $179 million.

At December 31, 2004, we had entered into agreements providing options to purchase or lease four parcels of land, and are actively pursuing local development approvals. Two sites are located in Northern California, representing 786 units of future development with an estimated total cost of $193 million. Two sites are located in Southern California, representing 608 units of future development at an estimated cost of $190 million. Anticipated construction start dates range from second half 2005 to first half 2007.

Financial and Other Information

At December 31, 2004, BRE’s combination of debt and equity resulted in a total market capitalization of approximately $3.7 billion, with a debt-to-total market capitalization ratio of 37%. BRE’s outstanding debt of $1.4 billion carried a weighted average interest rate of 5.6% for the year 2004. BRE’s coverage ratio of Adjusted EBITDA to interest expense was 2.8 times for the quarter and 2.9 times for the year. The weighted average maturity for outstanding debt is five years. At December 31, 2004, outstanding borrowings under our unsecured and secured lines of credit totaled $327 million, with a weighted average interest cost of 2.6%.

On December 1, 2004, we priced an offering of three million shares of 6.75% Series D Cumulative Redeemable Preferred Stock at $25 per share. The offering closed December 9, 2004.

For fourth quarter 2004, cash dividend payments to common shareholders totaled $24.6 million or $0.4875 per share. For the year ended December 31, 2004, cash dividend payments to common shareholders totaled $98 million, or $1.95 per share.

Other Expenses

During fourth quarter 2004, BRE recognized a one-time charge associated with the retirement of our former CEO, which totaled approximately $4.1 million, or $0.08 per share. The charge comprised approximately $2.1 million in cash payments and $2.0 million in noncash charges related to the fair value of stock options and restricted shares that vested under the terms of the retirement agreement.

Also included in Other Expenses are legal and consulting charges related to the Red Hawk Ranch litigation previously disclosed. As expected, these charges totaled $900,000 during fourth quarter 2004, or $0.02 per share, and $2.7 million for the year 2004, or $0.05 per share.

BRE Properties, Inc.

Financial and Operating Highlights

Fourth Quarter 2004

(Unaudited; in thousands, except per share, ratio and community data)

	Quarter Ended December 31,		Years ended December 31,
	2004	2003	2004	2003
		(Restated)		(Restated)
OPERATING INFORMATION
Total revenues (1)	$71,253	$65,416	$280,642	$256,230

Net income available to common shareholders	$25,130	$11,233	$61,427	$70,175
Per diluted share	$0.49	$0.22	$1.21	$1.48

Funds from Operations (2)	$23,295	$25,798	$108,642	$103,690
FFO per diluted share	$0.45	$0.50	$2.10	$2.13

Other Expenses (3)	$5,015	—	$6,807	$7,305
Other Expenses per diluted share	$0.10	—	$0.13	$0.15

Dividends per share	$0.4875	$0.4875	$1.95	$1.95

Adjusted EBITDA (2)	$49,484	$45,604	$193,970	$183,293

Common dividends	$24,589	$24,391	$98,015	$91,994
Preferred dividends	$3,526	$2,657	$12,114	$10,629
Interest expense	$17,783	$14,975	$66,826	$59,617

Interest coverage ratio (4)	2.8	3.0	2.9	3.1
Fixed charge coverage ratio (4)	2.3	2.6	2.5	2.6

Same-store revenue increase/decrease	0.3%	-2.2%	0.2%	-3.7%
Same-store expense increase/decrease	-1.2%	5.7%	3.1%	2.1%
Same-store NOI increase/decrease	1.0%	-5.4%	-1.1%	-6.0%
Operating margins	69%	69%	69%	70%

			12/31/04	12/31/03
				(Restated)
CAPITALIZATION DATA
Net real estate investments			$2,480,417	$2,184,947
Total assets, gross			$2,797,454	$2,462,242

Total debt			$1,378,566	$1,192,329
Minority interest			$35,675	$38,859
Preferred stock (at liquidation preference)			$250,000	$128,750
Total shareholders’ equity			$1,046,455	$956,803

Common shares and units outstanding			51,438	50,965
Share price, end of period			$40.31	$33.40

Total market capitalization			$3,702,032	$3,023,310
Total book capitalization			$2,460,696	$2,187,991

Debt to total market capitalization			37%	39%
Debt to total book capitalization			56%	54%
Debt to total assets, gross			49%	48%
Secured debt to total assets			14%	10%

			12/31/04	12/31/03
COMMUNITY INFORMATION
Operating communities directly owned and joint ventures:
Communities			87	82
Units			24,686	23,469

Communities under development:
Communities			8	7
Units			2,051	1,388

(1)	Revenues reported exclude results from discontinued operations, partnership income and other income.
(2)	Please refer to Exhibit D for definitions and reconciliations of all non-GAAP financial measures presented in this supplemental package.
(3)	Other expenses represent CEO retirement charge of $4.1M, and Red Hawk Ranch litigation and consultant costs totaling $935K for the fourth quarter and $2.7M for the year ended December 31, 2004. Other expenses for 2003 represent settlement charges and fees related to the Pinnacle at MacArthur joint venture dispute and class action application fee suit.
(4)	Interest coverage represents ratio of Adjusted EBITDA to interest expense. Fixed charge coverage represents ratio of Adjusted EBITDA to interest expense plus preferred stock dividends.

BRE Properties, Inc.

Consolidated Balance Sheets

Fourth Quarter 2004

(Unaudited, dollar amounts in thousands except per share data)

	December 31, 2004	December 31, 2003
		(Restated)
ASSETS

Real estate portfolio:
Direct investments in real estate:
Investments in rental properties	$2,538,171	$2,209,650
Construction in progress	108,930	105,091
Less: accumulated depreciation	(280,498)	(229,983)

	2,366,603	2,084,758

Equity interests in and advances to real estate joint ventures:
Investments in rental properties	10,227	10,391

Real estate held for sale, net	60,383	61,394

Land under development	43,204	28,404

Total real estate portfolio	2,480,417	2,184,947

Other assets	36,539	47,312

TOTAL ASSETS	$2,516,956	$2,232,259

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Unsecured senior notes	$848,201	$763,915
Unsecured line of credit	187,000	196,000
Secured line of credit	140,000	100,000
Mortgage loans	203,365	132,414
Accounts payable and accrued expenses	56,260	44,268

Total liabilities	1,434,826	1,236,597

Minority interests	35,675	38,859

Shareholders’ equity:

Preferred Stock, $0.01 par value; 10,000,000 shares authorized:

2,150,000 shares 8.50% Series A cumulative redeemable, $25 liquidation preference, issued and outstanding at December 31, 2003	—	22

3,000,000 shares 8.08% Series B cumulative redeemable, $25 liquidation preference, issued and outstanding	30	30

4,000,000 shares 6.75% Series C cumulative redeemable, $25 liquidation preference, issued and outstanding at December 31, 2004	40	—

3,000,000 shares 6.75% Series D cumulative redeemable, $25 liquidation preference, issued and outstanding at December 31, 2004	30	—

Common stock, $0.01 par value, 100,000,000 shares authorized. Shares issued and outstanding: 50,418,529 and 49,992,198 at December 31, 2004 and 2003, respectively.	504	500

Additional paid-in capital	1,045,851	956,251

Total shareholders’ equity	1,046,455	956,803

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,516,956	$2,232,259

BRE Properties, Inc.

Consolidated Statements of Income

Quarters and Years Ended December 31, 2004 and 2003

(Unaudited, dollar and share amounts in thousands)

	Quarter ended 12/31/04	Quarter ended 12/31/03	Year ended 12/31/04	Year ended 12/31/03
		(Restated)		(Restated)
REVENUE

Rental income	$68,063	$62,433	$267,997	$244,982
Ancillary income	3,190	2,983	12,645	11,248

Total revenue	71,253	65,416	280,642	256,230

EXPENSES

Real estate expenses	22,758	20,656	88,433	77,599
Depreciation	17,056	13,001	61,296	49,644
Interest expense	17,783	14,975	66,826	59,425
General and administrative	3,168	2,613	12,657	10,260
Other expenses	5,015	—	6,807	7,305

Total expenses	65,780	51,245	236,019	204,233
Other income	523	529	1,632	1,462

Income before minority interests, partnership income and discontinued operations	5,996	14,700	46,255	53,459

Minority interests	(602)	(719)	(2,509)	(3,196)
Partnership income	911	155	1,558	882

Income from continuing operations	6,305	14,136	45,304	51,145

Discontinued operations:
Net gain on sales	19,925	—	19,925	23,147
Discontinued operations, net (1)	2,426	1,920	8,312	8,678

Total discontinued operations	22,351	1,920	28,237	31,825

NET INCOME	$28,656	$16,056	$73,541	$82,970

Redemption related preferred stock issuance costs	—	2,166	—	2,166
Dividends attributable to preferred stock	3,526	2,657	12,114	10,629

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$25,130	$11,233	$61,427	$70,175

Net income per common share - basic	$0.50	$0.23	$1.22	$1.49

Net income per common share - assuming dilution	$0.49	$0.22	$1.21	$1.48

Weighted average shares outstanding - basic (2)	50,375	49,815	50,200	47,070

Weighted average shares outstanding - assuming dilution (2)	51,320	50,270	50,825	47,445

(1)	Details of net earnings from discontinued operations. Quarters ended December 31, 2004 and 2003 and the year ended December 31, 2004 include results from the three communities sold during fourth quarter 2004 and the three communities classified as held for sale at December 31, 2004. The year ended December 31, 2003 also includes results from the two communities sold during first quarter 2003 and one community sold during second quarter 2003.

	Quarter ended 12/31/04	Quarter ended 12/31/03	Year ended 12/31/04	Year ended 12/31/03
		(Restated)		(Restated)
Rental and ancillary income	$3,998	$4,092	$16,551	$18,553
Real estate expenses	(1,275)	(1,319)	(5,323)	(5,975)
Depreciation	(297)	(853)	(2,916)	(3,708)
Interest Expense	—	—	—	(192)

Income from discontinued operations, net	$2,426	$1,920	$8,312	$8,678

(2)	See analysis of weighted average shares and ending shares at page 19.

BRE Properties, Inc.

Consolidated Balance Sheets-Past Five Quarters

(Unaudited, dollar amounts in thousands except per share data)

	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004	Mar. 31, 2004	Dec. 31, 2003
		(Restated)	(Restated)	(Restated)	(Restated)
ASSETS

Real estate portfolio:
Direct investments in real estate:
Investments in rental properties	$2,538,171	$2,441,375	$2,360,742	$2,298,862	$2,209,650
Construction in progress	108,930	73,576	97,361	97,233	105,091
Less: accumulated depreciation	(280,498)	(273,849)	(257,548)	(243,464)	(229,983)

	2,366,603	2,241,102	2,200,555	2,152,631	2,084,758

Equity interests in real estate joint ventures: Investments in rental properties	10,227	10,268	10,325	10,338	10,391

Real estate held for sale	60,383	60,325	60,606	60,902	61,394

Land under development	43,204	23,652	12,167	48,551	28,404

Total real estate portfolio	2,480,417	2,335,347	2,283,653	2,272,422	2,184,947

Other assets	36,539	46,246	54,187	48,265	47,312

TOTAL ASSETS	$2,516,956	$2,381,593	$2,337,840	$2,320,687	$2,232,259

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:

Unsecured senior notes	$848,201	$848,352	$848,456	$848,763	$763,915
Unsecured line of credit	187,000	218,000	160,000	135,000	196,000
Secured line of credit	140,000	140,000	140,000	140,000	100,000
Mortgage loans	203,365	130,016	130,735	131,782	132,414
Accounts payable and accrued expenses	56,260	41,186	45,700	36,803	44,268

Total liabilities	1,434,826	1,377,554	1,324,891	1,292,348	1,236,597

Minority interests	35,675	35,720	33,798	38,862	38,859

Shareholders’ equity:
Preferred stock	100	70	70	70	52
Common stock	504	503	502	501	500
Additional paid-in capital	1,045,851	967,746	978,579	988,906	956,251

Total shareholders’ equity	1,046,455	968,319	979,151	989,477	956,803

TOTAL LIABILITIES AND EQUITY	$2,516,956	$2,381,593	$2,337,840	$2,320,687	$2,232,259

BRE Properties, Inc.

Consolidated Statements of Income

Past Five Quarters

(Unaudited, dollar amounts in thousands)

	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004	Mar. 31, 2004	Dec. 31, 2003
		(Restated)	(Restated)	(Restated)	(Restated)
REVENUE

Rental income	$68,063	$68,412	$67,260	$64,262	$62,433
Ancillary income	3,190	3,294	3,174	2,987	2,983

Total revenue	71,253	71,706	70,434	67,249	65,416

EXPENSES

Real estate expenses	22,758	22,424	21,480	21,771	20,656
Depreciation	17,056	16,366	14,223	13,651	13,001
Interest expense	17,783	16,775	16,591	15,677	14,975
General and administrative	3,168	3,091	3,088	3,310	2,613
Other expenses	5,015	427	515	850	—

Total expenses	65,780	59,083	55,897	55,259	51,245

Other income	523	591	211	307	529

Income before minority interests, partnership income and discontinued operations	5,996	13,214	14,748	12,297	14,700

Minority interests	(602)	(576)	(613)	(718)	(719)
Partnership income	911	218	264	165	155

Income from continuing operations	6,305	12,856	14,399	11,744	14,136

Discontinued operations:
Net gain on sales	19,925	—	—	—	—
Discontinued operations, net (1)	2,426	1,827	2,021	2,038	1,920

Total discontinued operations	22,351	1,827	2,021	2,038	1,920

NET INCOME	$28,656	$14,683	$16,420	$13,782	$16,056

Redemption related preferred stock issuance costs	—	—	—	—	2,166
Dividends attributable to preferred stock	3,526	3,203	3,203	2,183	2,657

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$25,130	$11,480	$13,217	$11,599	$11,233

Net income per common share - basic	$0.50	$0.23	$0.26	$0.23	$0.23

Net income per common share - diluted	$0.49	$0.23	$0.26	$0.23	$0.22

Weighted average shares outstanding - basic	50,375	50,210	50,130	50,065	49,815

Weighted average shares outstanding - assuming dilution	51,320	50,895	50,560	50,500	50,270

(1) Details of earnings from discontinued operations, net:

	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004	Mar. 31, 2004	Dec. 31, 2003
Rental and ancillary income	$3,998	$4,113	$4,236	$4,204	$4,092

Real estate expenses	(1,275)	(1,403)	(1,344)	(1,301)	(1,319)

Depreciation	(297)	(883)	(871)	(865)	(853)

Income from discontinued operations, net	$2,426	$1,827	$2,021	$2,038	$1,920

BRE Properties, Inc.

Reconciliation of Funds from Operations (FFO), Capital Expenditures, and Continuing and Discontinued Operations

(In thousands, except per share, unit and per unit data)

CALCULATION OF FFO	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004	Mar. 31, 2004	Dec. 31, 2003
		(Restated)	(Restated)	(Restated)	(Restated)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$25,130	$11,480	$13,217	$11,599	$11,233
Add back/ exclude:
Depreciation from continuing operations	17,056	16,366	14,223	13,651	13,001
Depreciation from discontinued operations	297	883	871	865	853
Minority interests	602	576	613	718	719
Depreciation from unconsolidated entities	240	284	219	270	236
Net (gain) on sales	(19,925)	—	—	—	—
Less: Minority interests not convertible into common shares	(105)	(105)	(139)	(244)	(244)

FUNDS FROM OPERATIONS (1)	$23,295	$29,484	$29,004	$26,859	$25,798

Other expenses (2), (3)	$5,015	$427	$515	$850	—

Weighted average shares and equivalents outstanding - assuming dilution	52,340	51,860	51,530	51,470	51,300

PER SHARE INFORMATION - ASSUMING DILUTION:

Funds from operations	$0.45	$0.57	$0.56	$0.52	$0.50
Other expenses (2), (3)	$0.10	$0.01	$0.01	$0.02	$0.00

(1)	Funds From Operations (FFO) is calculated in accordance with the White Paper adopted by the National Association of Real Estate Investment Trusts in October 1999 (as amended in April 2002). See Exhibit D for further definition.
(2)	Includes litigation and consulting costs incurred in connection with a construction defect lawsuit BRE is pursuing regarding the Red Hawk Ranch apartment community.
(3)	Includes a one-time charge totaling $4,080,000 during the fourth quarter of 2004, relating to the retirement of our chief executive officer.

CAPITAL EXPENDITURES	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004	Mar. 31, 2004	Dec. 31, 2003
Capital expenditures (4)	$5,285	$6,453	$4,223	$2,009	$2,703

Average apartment units in period	24,384	23,952	23,556	23,211	22,767
Capital expenditures per apartment unit in period	$217	$269	$179	$87	$119
Capital expenditures per apartment unit-trailing four quarters	$752	$654	$502	$440	$468

Revenue enhancing rehabilitation costs	$8,039	$4,571	$4,168	$1,311	$4,770

(4)	Represents capital expenditures, excluding rehabilitation costs and development advances. The company expenses certain improvements related to the operation of apartment communities, including carpet, window covering and appliance replacements.

RECONCILIATION OF CONTINUING AND DISCONTINUED OPERATIONS	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004	Mar. 31, 2004	Dec. 31, 2003
		(Restated)	(Restated)	(Restated)	(Restated)
Revenues from continuing operations	$72,687	$72,515	$70,909	$67,721	$66,100
Revenues from discontinued operations	3,998	4,113	4,236	4,204	4,092

Total Revenues	$76,685	$76,628	$75,145	$71,925	$70,192
Real estate expenses-continuing operations	$22,758	$22,424	$21,480	$21,771	$20,656
Real estate expenses-discontinued operations	1,275	1,403	1,344	1,301	1,319

Total Real Estate Expenses	$24,033	$23,827	$22,824	$23,072	$21,975
Total Net Operating Income	$52,652	$52,801	$52,321	$48,853	$48,217

Depreciation from continuing operations	$17,056	$16,366	$14,223	$13,651	$13,001
Depreciation from discontinued operations	297	883	871	865	853

Total Depreciation	$17,353	$17,249	$15,094	$14,516	$13,854

BRE Properties, Inc.

“Same-Store” Markets Summary

For the Quarters ended December 31, 2004 and 2003

(Dollar amounts in thousands)

		Revenues			Expenses
	No. of Units	Q4 2004	Q4 2003	% Change	Q4 2004	Q4 2003	% Change
California
L.A./Orange County	4,577	$15,178	$14,564	4.2%	$4,395	$4,467	-1.6%
San Diego	3,711	13,737	13,533	1.5%	3,578	3,539	1.1%
San Francisco	3,035	11,044	11,387	-3.0%	3,784	3,452	9.6%
Sacramento	2,156	6,020	6,098	-1.3%	1,943	2,025	-4.0%

Pacific Northwest
Seattle	3,149	8,535	8,594	-0.7%	2,968	3,192	-7.0%

Mountain/Desert Markets
Phoenix	1,898	4,315	4,326	-0.3%	1,493	1,730	-13.7%
Denver	1,200	2,656	2,810	-5.5%	985	983	0.2%

Total Same-Store (1)	19,726	$61,485	$61,312	0.3%	$19,146	$19,388	-1.2%

			Net Operating Income
	No. of Communities	No. of Units	Q4 2004	Q4 2003	% Change	% of Total
California
L.A./Orange County	15	4,577	$10,783	$10,097	6.8%	25%
San Diego	13	3,711	10,159	9,994	1.7%	24%
San Francisco	9	3,035	7,260	7,935	-8.5%	17%
Sacramento	10	2,156	4,077	4,073	0.1%	10%

Pacific Northwest
Seattle	13	3,149	5,567	5,402	3.1%	13%

Mountain/Desert Markets
Phoenix	5	1,898	2,822	2,596	8.7%	7%
Denver	4	1,200	1,671	1,827	-8.5%	4%

Total Same-Store (1)	69	19,726	$42,339	$41,924	1.0%	100%

“Non Same-Store” Summary

	No. of Communities	No. of units	Net Operating Income
			Q4 2004	Q4 2003
Acquired properties (2)	8	1,883	$2,749	$201
Development properties (3)	4	1,208	2,519	1,270
Rehabilitation properties (4)	1	453	888	1,365
Discontinued operations (5)	6	1,806	2,723	2,773
Joint venture and other real estate income (6)	2	488	911	155
Other income	n/a	n/a	523	529

Total Non Same-Store	21	5,838	$10,313	$6,293

Less Properties Sold Q4 ‘04	(3)	(878)
Total All Units / NOI	87	24,686	$52,652	$48,217

(1)	Consists of stabilized properties owned by BRE for at least five full quarters, starting October 1, 2003.
(2)	Consists of NOI from properties acquired after October 1, 2003.
(3)	Consists of NOI from developed properties delivered or stabilized after October 1, 2003.
(4)	Consists of NOI from one property which is under rehabilitation.
(5)	Consists of NOI from the three properties sold during the fourth quarter and the three properties held for sale at December 31, 2004.
(6)	Consists primarily of our percentage of net income derived from joint venture investments in rental properties.

BRE Properties, Inc.

“Same-Store” Markets Summary

For the Years ended December 31, 2004 and 2003

(Dollar amounts in thousands)

		Revenues			Expenses
	No. of Units	2004	2003	% Change	2004	2003	% Change

California
L.A./Orange County	3,863	$52,462	$50,637	3.6%	$15,806	$15,649	1.0%
San Diego	3,711	54,766	53,763	1.9%	14,686	14,215	3.3%
San Francisco	3,035	46,038	48,084	-4.3%	13,823	12,791	8.1%
Sacramento	2,156	24,653	24,633	0.1%	8,122	7,826	3.8%

Pacific Northwest
Seattle	3,149	35,055	35,070	0.0%	12,414	12,230	1.5%

Mountain/Desert Markets
Phoenix	1,898	17,545	17,264	1.6%	6,564	6,452	1.7%
Denver	1,200	11,112	11,698	-5.0%	3,946	3,949	-0.1%

Total Same-Store (1)	19,012	$241,631	$241,149	0.2%	$75,361	$73,112	3.1%

			Net Operating Income
	No. of Communities	No. of Units	2004	2003	% Change	% of Total
California
L.A./Orange County	14	3,863	$36,656	$34,988	4.8%	22%
San Diego	13	3,711	40,080	39,548	1.3%	24%
San Francisco	9	3,035	32,215	35,293	-8.7%	19%
Sacramento	10	2,156	16,531	16,807	-1.6%	10%

Pacific Northwest
Seattle	13	3,149	22,641	22,840	-0.9%	14%

Mountain/Desert Markets
Phoenix	5	1,898	10,981	10,812	1.6%	7%
Denver	4	1,200	7,166	7,749	-7.5%	4%

Total Same-Store (1)	68	19,012	$166,270	$168,037	-1.1%	100%

“Non Same-Store” Summary

	No. of Communities	No. of units	Net Operating Income
			2004	2003
Acquired properties (2)	9	2,597	$12,868	$1,570
Development properties (3)	4	1,208	8,905	3,742
Rehabilitation properties (4)	1	453	4,166	5,282
Discontinued operations (5)	6	1,806	11,228	12,578
Joint venture and other real estate income (6)	2	488	1,558	882
Other income	n/a	n/a	1,632	1,462

Total Non Same-Store	22	6,552	$40,357	$25,516

Less Properties Sold Q4 ‘04	(3)	(878)

Total All Units / NOI	87	24,686	$206,627	$193,553

(1)	Consists of stabilized properties owned by BRE for at least eight full quarters, starting January 1, 2003.
(2)	Consists of NOI from properties acquired after January 1, 2003.
(3)	Consists of NOI from developed properties delivered or stabilized after January 1, 2003.
(4)	Consists of NOI from one property which is under rehabilitation.
(5)	Consists of NOI from properties sold in the past eight quarters and the three properties held for sale at December 31, 2004.
(6)	Consists primarily of our percentage of net income derived from joint venture investments in rental properties.

BRE Properties, Inc.

“Same -Store” Operating Metrics

As of December 31, 2004 and 2003

	No. of Units	Market Rent per Unit (1)			Occupancy (2)		Turnover Ratio(3)
		Q404	Q403	% Change	Q404	Q403	2004	2003
California
L.A./ Orange Co.	4,577	$1,172	$1,138	3%	95.9%	95.6%	60%	54%
San Diego	3,711	1,352	1,307	4%	96.1%	94.6%	60%	65%
San Francisco	3,035	1,340	1,353	-1%	93.0%	92.3%	63%	69%
Sacramento	2,156	1,020	1,054	-3%	94.6%	93.8%	75%	79%

Pacific Northwest
Seattle	3,149	962	936	3%	93.2%	93.3%	61%	63%

Mountain/Desert Markets
Phoenix	1,898	803	776	3%	95.3%	95.4%	71%	69%
Denver	1,200	778	766	2%	92.5%	94.0%	78%	74%

Total/Average Same Store (4)	19,726	$1,122	$1,104	2%	94.7%	94.2%	64%	65%

(1)	Represents, by region, weighted average market level rents for the period.
(2)	Represents average physical occupancy for the quarter. Excludes properties in lease-up.
(3)	Represents the annualized number of units turned over for the period, divided by the number of units in the region.
(4)	Consists of stabilized properties directly owned by BRE for at least five full quarters, starting October 1, 2003.

“Non Same-Store” Operating Metrics

Acquisition, Development, Rehabilitation,

and Joint Venture Communities - Q404 (5)

	Number of Units						Market Rent/Unit	Average Occupancy
	ACQ	DEV	REHAB	JV	Disc. Ops.	Total
California
L.A./ Orange Co.	1,460	788	—	—	—	2,248	$1,511	95.1%
San Francisco	—	—	453	—	—	453	1,360	83.4%
Sacramento	—	—	—	236	—	236	1,030	92.1%

Pacific Northwest
Seattle	423	—	—	—	—	423	898	83.5%

Mountain/Desert Markets
Phoenix	—	—	—	252	316	568	809	95.2%
Salt Lake City	—	—	—	—	612	612	753	94.5%
Denver	—	420	—	—	—	420	837	93.7%

Total/Average Non-Same Store	1,883	1,208	453	488	928	4,960	$1,191	92.7%

Total/Average Portfolio						24,686	$1,136	94.3%

(5)	Consists of communities acquired and development properties delivered or stablilized after October 1, 2003, one community currently under rehabilitation, and two communities contributed to JV arrangements.

BRE Properties, Inc.

Debt Structure and Share Analysis as of December 31, 2004

(Dollar and share amounts in thousands)

			For the year ended December 31, 2004
	Balance Outstanding December 31, 2004	Average Life	Weighted Average Int. Rate	Percentage Total Debt	Percentage Gross Assets
FIXED RATE
Unsecured	$830,000	6.0 years	6.69%	60.2%	29.7%
Secured	148,763	6.1 years	6.63%	10.8%	5.3%

Total fixed rate debt	$978,763	6.0 years	6.68%	71.0%	35.0%

VARIABLE RATE DEBT

Unsecured Line of credit (1)	$187,000	1.3 years	2.89%	13.6%	6.7%
Secured Line of credit	140,000	3.4 years	2.32%	10.2%	5.0%
Debt subject to floating rate swaps (2)	49,513	0.5 years	4.26%	3.6%	1.8%
Secured tax-exempt mortgages	23,290	3.5 years	2.56%	1.7%	0.8%

Total variable rate debt	$399,803	2.1 years	2.84%	29.0%	14.3%

TOTAL DEBT	$1,378,566	4.9 years	5.57%	100.0%	49.3%

Ratio of debt to total market capitalization	37%

Interest expense coverage - 2004	2.9 x

Fixed charge coverage - 2004 (3)	2.5 x

SCHEDULED PRINCIPAL PAYMENTS

	Unsecured	Secured	Total
2005	$18,201	$33,548	$51,749
2006 (4)	187,000	15,101	202,101
2007	200,000	14,223	214,223
2008 (5)	—	161,881	161,881
2009	200,000	18,664	218,664
2010	—	32,581	32,581
2011	250,000	1,382	251,382
Thereafter	180,000	65,985	245,985

Total	$1,035,201	$343,365	$1,378,566

CAPITALIZED INTEREST

	Qtr. Ended 12/31/2004	Qtr. Ended 12/31/2003
Interest capitalized	$1,540	$1,884

	Year ended 12/31/2004	Year ended 12/31/2003
Interest capitalized	$6,163	$9,117

SENIOR UNSECURED DEBT RATINGS

Moody’s	Baa2	(stable	)
Standard & Poor’s	BBB	(stable	)
Fitch	BBB	(stable	)

SUMMARY OF COMMON SHARES

	Qtr. Ended 12/31/2004	Qtr. Ended 12/31/2003
Weighted Average
Weighted average shares outstanding (6)	50,375	49,815
Weighted average OP units	1,020	1,030
Dilutive effect of stock options	945	455

Diluted shares - FFO (7)	52,340	51,300
Less: Anti-dilutive OP Units (8)	(1,020)	(1,030)

Diluted shares - EPS (9)	51,320	50,270

	Year ended 12/31/2004	Year ended 12/31/2003
Weighted Average
Weighted average shares outstanding (6)	50,200	47,070
Weighted average OP units	985	1,145
Dilutive effect of stock options	625	375

Diluted shares - FFO (7)	51,810	48,590
Less: Anti-dilutive OP Units (8)	(985)	(1,145)

Diluted shares - EPS (9)	50,825	47,445

	As of 12/31/2004	As of 12/31/2003
Ending
Shares outstanding at end of period	50,419	49,992
OP units at end of period	1,019	973
Dilutive effect of stock options	945	375

Total	52,383	51,340

(1)	We have a revolving Line of credit providing up to $350 million currently priced at LIBOR plus 70 bp, maturing in April 2006.
(2)	We have four interest rate swap agreements with a notional amount aggregating $49 million that are used to assume a floating rate of interest on a portion of our fixed rate debt, maturing in 2005.
(3)	Represents interest expense and preferred stock dividend payment coverage for the year ended December 31, 2004.
(4)	Includes the scheduled maturity of our unsecured line of credit. At December 31, 2004, the outstanding balance was $187 million.
(5)	Includes the scheduled maturity of our secured line of credit. At December 31, 2004, the outstanding balance was $140 million.
(6)	Represents denominator for shares in the calculation of basic earnings per share.
(7)	Represents denominator for shares in the calculation of diluted FFO per share.
(8)	Under FAS 128, common share equivalents deemed to be anti-dilutive are excluded from the diluted earnings per share calculations.
(9)	Represents denominator for shares in the calculation of diluted EPS.

BRE Properties, Inc.

Development Communities and Land Held for Development

December 31, 2004

(Dollar amounts in millions)

COMMUNITIES	Number of Units	Cost Incurred (1)	Estimated Cost	Balance to Complete	Estimated Completion (2)
CONSTRUCTION IN PROGRESS
The Heights
Chino Hills, CA	208	$27.5	$38.9	$11.4	4Q/2005
Bridgeport Cove
Santa Clarita, CA	188	18.7	40.5	21.8	3Q/2006
Galleria at Towngate
Moreno Valley, CA	268	11.4	39.2	27.8	3Q/2006
Renaissance at Uptown Orange
Orange, CA	460	33.7	104.1	70.4	2Q/2007
The Stuart at Sierra Madre Villa
Pasadena, CA	188	17.6	54.2	36.6	2Q/2007

Total CIP	1,312	$108.9	$276.9	$168.0

LAND UNDER DEVELOPMENT (3)	Number of Units	Cost Incurred	Estimated Cost	Estimated Const. Start
Bay Vista Apartments
Emeryville, CA	224	$12.8	$60.0	3Q/2005
Belcarra Apartments
Bellevue, WA	320	21.8	71.4	2Q/2006
Denny Way Apartments
Seattle, WA	195	8.6	47.8	2Q/2006

Total LUD	739	$43.2	$179.2

Projected Composite Yield Upon Stabilization (4)		7.75% - 8.25%

LAND UNDER CONTRACT (5)	Number of Units	Cost Incurred (6)	Estimated Cost (7)	Estimated Const. Start

Los Angeles, CA	288	$1.8	$112.5	2H/2005
Anaheim, CA	320	0.7	77.2	1H/2006
Walnut Creek, CA	378	1.3	100.2	2H/2006
Pleasanton, CA	408	0.8	92.4	1H/2007

Total	1,394	$4.6	$382.3

(1)	Reflects all recorded costs incurred as of December 31, 2004, recorded on our consolidated balance sheet as “direct investments in real estate-construction in progress.”
(2)	“Completion” is defined as our estimate of when an entire project will have a final certificate of occupancy issued and be ready for occupancy. Completion dates have been updated to reflect our current estimates of receipt of final certificates of occupancy, which are dependent on several factors, including construction delays and the inability to obtain necessary public approvals.
(3)	Land under development represents projects in various stages of predevelopment, development and initial construction, for which construction or supply contracts have not yet been finalized. As these contracts are finalized, projects are transferred to construction in progress on our consolidated balance sheet.
(4)	Represents weighted average projected stabilized yield for construction in progress and land under development.
(5)	Land under contract represents land parcels for which we have signed a purchase and sale agreement and commenced the entitlement process.
(6)	Represents deposits, contractual costs, and entitlement expenses incurred to date, of which $200,000 is refundable.
(7)	Estimated costs for properties categorized as Land under Contract are subject to change during the process of entitlement.

BRE Properties, Inc.	Exhibit A
Sequential “Same-Store” Multifamily Markets Summary
Last five quarters

REVENUES

	Q4 2004	Q3 2004	Q2 2004	Q1 2004	Q4 2003

California
L.A./Orange County	-0.6%	1.6%	3.2%	0.0%	-0.7%
San Diego	-0.7%	0.0%	3.6%	-1.3%	-0.3%
San Francisco	-4.6%	-1.5%	0.8%	2.4%	-6.2%
Sacramento	-3.4%	0.5%	-0.2%	1.8%	-4.1%

Pacific Northwest
Seattle	-4.1%	-0.2%	2.4%	1.3%	-3.5%

Mountain/Desert Markets
Phoenix	-1.7%	-0.4%	0.1%	1.2%	-0.2%
Denver	-4.8%	-3.2%	3.6%	-1.0%	-4.9%

Total Same Store	-2.4%	-0.8%	1.7%	0.7%	-3.2%

EXPENSES (1)
	Q4 2004	Q3 2004	Q2 2004	Q1 2004	Q4 2003

California
L.A./Orange County	-1.8%	-3.2%	-4.9%	8.0%	-4.6%
San Diego	-1.5%	-0.9%	-3.7%	7.6%	-4.8%
San Francisco	8.9%	10.0%	-7.2%	-1.4%	4.8%
Sacramento	-3.3%	1.4%	-9.5%	8.0%	2.8%

Pacific Northwest
Seattle	-8.0%	5.8%	-3.8%	-0.7%	0.6%

Mountain/Desert Markets
Phoenix	-13.4%	3.4%	-0.2%	-3.1%	2.8%
Denver	-10.4%	20.9%	-4.4%	-3.2%	-13.0%

Total Same Store	-2.5%	6.8%	-4.8%	1.2%	-1.1%

NET OPERATING INCOME
	Q4 2004	Q3 2004	Q2 2004	Q1 2004	Q4 2003

California
L.A./Orange County	-0.1%	3.7%	7.1%	-3.5%	1.1%
San Diego	-0.4%	0.3%	6.5%	-4.4%	1.4%
San Francisco	-10.4%	-5.7%	4.0%	4.1%	-11.0%
Sacramento	-3.4%	0.1%	4.9%	-1.3%	-7.2%

Pacific Northwest
Seattle	-1.9%	-3.3%	5.9%	2.5%	-5.8%

Mountain/Desert Markets
Phoenix	5.8%	-2.6%	0.2%	3.9%	-2.1%
Denver	-1.2%	-14.3%	7.8%	0.2%	-0.1%

Total Same Store	-2.3%	-3.1%	5.2%	0.2%	-3.4%

(1)	Expenses fluctuate from quarter to quarter due to timing of repairs and maintenance, utilities and other items.

BRE Properties, Inc.	Exhibit B

Net Asset Value Calculation, Annualized Q4 2004

(Amounts in thousands, except per share data)

Overall portfolio capitalization rate: 6.00% (1)

	Calculation per Actual-Q4 ‘04	Adjustments		As Adjusted
Annualized revenues and expenses:
Current rental revenues	$272,252	104	(3),(4),(5)	$272,356
Partnership and ancillary revenues (2)	16,404	(2,964	) (6)	13,440

Total real estate revenues	288,656			$285,796

Total real estate expenses	(91,032)	(564	) (3),(4),(5)	(90,468)

Annualized real estate net operating income	$197,624	$(2,296)		$195,328

Real estate asset value	3,293,733			$3,255,467

Value of other assets:
Properties acquired @ 1.0x cost	—	199,553	(3)	$199,553
Construction in progress @ 1.10x cost	119,823	47,395	(4)	167,218
Land under development @1.10x cost	47,524			47,524
Receivables and other assets, tangible	23,892			23,892
Other liabilities	(56,260)			(56,260)

Total value of other assets	$134,979	$246,948		$381,927

Value of all assets:
Real estate asset value	$3,293,733			$3,255,467
Value of other assets	134,979			381,927

Total asset value	$3,428,712			$3,637,394

Debt and preferred equity:
Mortgage loans	$203,365			$203,365
Unsecured senior notes	848,201			848,201
Unsecured line of credit	187,000			187,000
Secured line of credit	140,000			140,000
Perpetual preferred stock	250,000			250,000

Total debt and preferred	$1,628,566			$1,628,566

Current equity value	$1,800,146			$2,008,828

Common shares outstanding	50,419			50,419
Operating partnership units	1,019			1,019
Dilution from stock options	945			945

Diluted shares/OP units outstanding	52,383			52,383

CURRENT NET ASSET VALUE PER SHARE	$34.37			$38.35

1 Market cap rates	Current range
San Francisco	5.00% - 5.50%
San Diego	5.00% - 5.50%
L.A. / Orange Co.	5.00% - 5.50%
Sacramento	5.75% - 6.25%
Seattle	5.50% - 6.00%
Phoenix	5.50% - 6.00%
Denver	5.75% - 6.25%

Weighted average	5.25% - 5.75%

NAV Sensitivity
Cap Rate	$NAV / Share
5.75%	$41.06
5.50%	$44.00
5.25%	$47.23

1	The NAV calculation uses a cap rate of 6.00%, which is 50 basis points above the mid-point of our estimated composite range. Market cap rates are based on market transactional data in each operating region, compiled internally, and are updated on a semi-annual basis.
2	Excludes other income.
3	Represents Evergreen Park Apartments and Villa Azure which were recently purchased and did not generate full rental revenues for the period. Cost is added back and net operating income from these communities are subtracted to arrive at adjusted NOI.
4	Represents Pinnacle Westridge which was transferred out of CIP during third quarter and was still in lease up during the quarter, such that it did not generate full rental revenues for the period. Cost is added back to CIP at 1.10x of cost, and net operating income from this community is subtracted to arrive at adjusted NOI.
5	Includes annualized 4Q ‘04 net operating income from the assets held for sale at December 31, 2004.
6	Partnership income reduced to exclude the impact of annualized 4Q ‘04 gain on sale of partnership properties.

BRE Properties, Inc.

Estimated Restatement Data

Exhibit C

(Unaudited; in thousands, except per share, ratio, and percentage data)

	Nine Months Ended September 30, 2004
	(As restated)	(Originally Reported)	Increase /(Decrease)
			$ Amount	%
Results of Operations

Net income available to common shareholders	$36,296	$37,059	$(763)	-2.1%
Per diluted share	$0.72	$0.73	$(0.015)

Funds from Operations	$85,347	$86,110	$(763)	-0.9%
FFO per diluted share	$1.65	$1.67	$(0.015)

Other Expenses	$1,792	$1,792
Other Expenses per diluted share	$0.03	$0.03

Adjusted EBITDA	$144,484	$145,247	$(763)	-0.5%
Other Metrics

Interest coverage ratio	2.9	3.0

Fixed charge coverage ratio	2.5	2.5

Same-store revenue increase/decrease	-0.3%	-0.3%
Same-store expense increase/decrease	4.5%	3.0%
Same-store NOI increase/decrease	-1.5%	-0.9%
	Quarter Ended September 30, 2004
	(As restated)	(Originally Reported)	Increase /(Decrease)
			$ Amount	%
Results of Operations

Net income available to common shareholders	$11,480	$10,116	$1,364	13.5%
Per diluted share	$0.23	$0.20	$0.027

Funds from Operations	$29,484	$28,120	$1,364	4.9%
FFO per diluted share	$0.57	$0.54	$0.027

Other Expenses	$427	$1,792	$(1,365)
Other Expenses per diluted share	$0.01	$0.04	$(0.027)

Adjusted EBITDA	$49,710	$49,711	$(1)	0.0%

Other Metrics
Interest coverage ratio	3.0	3.0
Fixed charge coverage ratio	2.5	2.5

BRE Properties, Inc.	Exhibit C, continued

Estimated Restatement Data

Exhibit C

(Unaudited; in thousands, except per share, ratio, and percentage data)

	Quarter Ended June 30, 2004
	(As restated)	(Originally Reported)	Increase / (Decrease)
			$ Amount	%
Results of Operations

Net income available to common shareholders	$13,217	$13,479	$(262)	-1.9%
Per diluted share	$0.26	$0.27	$(0.006)

Funds from Operations	$29,004	$29,266	$(262)	-0.9%
FFO per diluted share	$0.56	$0.57	$(0.005)

Other Expenses	$515	—	$515
Other Expenses per diluted share	$0.01	—	$0.010

Adjusted EBITDA	$49,233	$49,711	$(478)	-1.0%

Other Metrics
Interest coverage ratio	3.0	3.0
Fixed charge coverage ratio	2.5	2.5

	Quarter Ended March 31, 2004
	(As restated)	(Originally Reported)	Increase / (Decrease)
			$ Amount	%
Results of Operations

Net income available to common shareholders	$11,599	$13,464	$(1,865)	-13.9%
Per diluted share	$0.23	$0.27	$(0.037)

Funds from Operations	$26,859	$28,724	$(1,865)	-6.5%
FFO per diluted share	$0.52	$0.56	$(0.036)

Other Expenses	$850	—	$850
Other Expenses per diluted share	$0.02	—	$0.017

Adjusted EBITDA	$45,543	$46,558	$(1,015)	-2.2%

Other Metrics
Interest coverage ratio	2.9	3.0
Fixed charge coverage ratio	2.6	2.6

BRE Properties, Inc.	Exhibit C, continued

Estimated Restatement Data

Exhibit C

(Unaudited; in thousands, except per share, ratio, and percentage data)

	Year ended December 31, 2003
	(As restated)	(Originally Reported)	Increase / (Decrease)
			$ Amount	%
Results of Operations

Net income available to common shareholders	$70,175	$70,333	$(158)	-0.2%
Per diluted share	$1.48	$1.48	$(0.003)

Funds from Operations	$103,690	$103,847	$(157)	-0.2%
FFO per diluted share	$2.13	$2.14	$(0.003)

Other Expenses	$7,305	$7,305	—
Other Expenses per diluted share	$0.15	$0.15	—

Adjusted EBITDA	$183,293	$183,450	$(157)	-0.1%

Other Metrics

Interest coverage ratio	3.1	3.1

Fixed charge coverage ratio	2.6	2.6

Same-store revenue increase/decrease	-3.7%	-3.7%
Same-store expense increase/decrease	2.0%	2.1%
Same-store NOI increase/decrease	-6.0%	-6.0%
	Year Ended December 31, 2002
	(As restated)	(Originally Reported)	Increase / (Decrease)
			$ Amount	%
Results of Operations

Net income available to common shareholders	$87,171	$88,044	$(873)	-1.0%
Per diluted share	$1.89	$1.91	$(0.019)

Funds from Operations	$124,072	$124,945	$(873)	-0.7%
FFO per diluted share	$2.60	$2.62	$(0.019)

Other Expenses	—	—	—
Other Expenses per diluted share	—	—	—

Adjusted EBITDA	$188,356	$189,229	$(873)	-0.5%

Other Metrics
Interest coverage ratio	3.3	3.3
Fixed charge coverage ratio	2.9	2.9

Same-store revenue increase/decrease	-2.6%	-2.6%
Same-store expense increase/decrease	2.5%	3.1%
Same-store NOI increase/decrease	-4.5%	-4.8%

BRE Properties, Inc.	Exhibit C, continued

Estimated Restatement Data

Exhibit C

(Unaudited; in thousands, except per share, ratio, and percentage data)

	Year Ended December 31, 2001
	(As restated)	(Originally Reported)	Increase / (Decrease)
			$ Amount	%
Results of Operations

Net income available to common shareholders	$78,971	$78,808	$163	0.2%
Per diluted share	$1.69	$1.69	$0.003

Funds from Operations	$124,529	$124,366	$163	0.1%
FFO per diluted share	$2.57	$2.56	$0.003

Other Expenses	7,163	7,163	—
Other Expenses per diluted share	$0.15	$0.15	—

Adjusted EBITDA	$183,949	$183,780	$169	0.1%

Other Metrics

Interest coverage ratio	3.8	3.8

Fixed charge coverage ratio	3.5	3.5
Same-store revenue increase/decrease	5.7%	5.7%
Same-store expense increase/decrease	2.7%	2.3%
Same-store NOI increase/decrease	6.9%	7.1%
	Year Ended December 31, 2000
	(As restated)	(Originally Reported)	Increase / (Decrease)
			$ Amount	%
Results of Operations

Net income available to common shareholders	$36,521	$36,734	$(213)	-0.6%
Per diluted share	$0.80	$0.81	$(0.005)

Funds from Operations	$114,450	$114,663	$(213)	-0.2%
FFO per diluted share	$2.37	$2.38	$(0.004)

Other Expenses	8,765	8,765	—
Other Expenses per diluted share	$0.15	$0.15	—

Adjusted EBITDA	$189,016	$189,229	$(213)	-0.1%

Other Metrics
Interest coverage ratio	3.3	3.3
Fixed charge coverage ratio	2.9	2.9

Same-store revenue increase/decrease	7.2%	7.2%
Same-store expense increase/decrease	3.2%	2.9%
Same-store NOI increase/decrease	8.9%	9.1%

BRE Properties, Inc.	Exhibit D

Non-GAAP Financial Measure Reconciliations and Definitions

(Dollar amounts in thousands)

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. BRE’s definition and calculation of non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable. The non-GAAP financial measures should not be considered an alternative to net income or any other GAAP measurement of performance and should not be considered an alternative to cash flows from operating, investing or financing activities as a measure of liquidity.

Funds from Operations (FFO)

FFO is used by industry analysts and investors as a supplemental performance measure of an equity REIT, FFO is defined by the National Association of Real Estate Investment Trusts as net income or loss (computed in accordance with accounting principles generally accepted in the United States) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated real estate assets, plus depreciation and amortization of real estate assets and adjustments for unconsolidated partnerships and joint ventures. We calculate FFO in accordance with the NAREIT definition.

We believe that FFO is a meaningful supplemental measure of our operating performance because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure because it excludes historical cost depreciation, as well as gains or losses related to sales of previously depreciated property, from GAAP net income. By excluding depreciation and gains or losses on sales of real estate, management uses FFO to measure returns on its investments in real estate assets. Management also believes that FFO, combined with the required GAAP presentations, is useful to investors in providing more meaningful comparisons of the operating performance of a company’s real estate between periods or as compared to other companies. FFO does not represent net income or cash flows from operations as defined by GAAP and is not intended to indicate whether cash flows will be sufficient to fund cash needs. It should not be considered an alternative to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. Our FFO may not be comparable to the FFO of other REITs due to the fact that not all REITs use the NAREIT definition.

	Quarter ended 12/31/04	Quarter ended 12/31/03	Year Ended 12/31/04	Year Ended 12/31/03
Net income available to common shareholders	$25,130	$11,233	$61,427	$70,175
Depreciation from continuing operations	17,056	13,001	61,296	49,644
Depreciation from discontinued operations	297	853	2,916	3,708
Minority interests	602	719	2,509	3,196
Depreciation from unconsolidated entities	240	236	1,013	1,094
Net gain on investments	(19,925)	—	(19,925)	(23,147)
Less: Minority interests not convertible to common	(105)	(244)	(594)	(980)

Funds from operations	$23,295	$25,798	$108,642	$103,690

Diluted shares outstanding - EPS (1)	51,320	50,270	50,825	47,445
Net income per common share - diluted	$0.49	$0.22	$1.21	$1.48

Diluted shares outstanding - FFO (1)	52,340	51,300	51,810	48,590
FFO per common share - diluted	$0.45	$0.50	$2.10	$2.13

(1)	See analysis of weighted average shares at page 19.

BRE Properties, Inc.	Exhibit D, continued

Non-GAAP Financial Measure Reconciliations and Definitions

(Dollar amounts in thousands)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined by BRE as EBITDA, excluding minority interests, gains or losses from sales of investments, redemption related preferred stock issuance costs, preferred stock dividends and other expenses. We consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation, interest, and, with respect to Adjusted EBITDA, gains (losses) from property dispositions and other charges, which permits investors to view income from operations without the impact of noncash depreciation or the cost of debt, or with respect to Adjusted EBITDA other non-operating items described above. Below is a reconciliation of net income available to common shareholders to EBITDA and Adjusted EBITDA:

	Quarter ended 12/31/04	Quarter ended 12/31/03	Year to Date 12/31/04	Year to Date 12/31/03
Net income available to common shareholders	$25,130	$11,233	$61,427	$70,175
Interest	17,783	14,975	66,826	59,617
Depreciation	17,353	13,854	64,212	53,352

EBITDA	60,266	40,062	192,465	183,144
Minority interests	602	719	2,509	3,196
Net gain on sales	(19,925)	—	(19,925)	(23,147)
Redemption related preferred stock issuance costs	—	2,166	—	2,166
Dividends on preferred stock	3,526	2,657	12,114	10,629
Other expenses	5,015	—	6,807	7,305

Adjusted EBITDA	$49,484	$45,604	$193,970	$183,293

Net Operating Income (NOI)

NOI is defined as total revenues less real estate expenses (including such items as repairs and maintenance, payroll, utilities, property taxes and insurance, advertising and management fees.) We consider NOI to be an appropriate supplemental measure of our performance because it reflects the operating performance of our real estate portfolio at the property level and is used to make decisions about resource allocations and assessing regional property level performance. Below is a reconciliation of net income available to common shareholders to net operating income:

	Quarter ended 12/31/04	Quarter ended 12/31/03	Year to Date 12/31/04	Year to Date 12/31/03
Net income available to common shareholders	$25,130	$11,233	$61,427	$70,175
Interest	17,783	14,975	66,826	59,617
Depreciation	17,353	13,854	64,212	53,352
Minority interests	602	719	2,509	3,196
Net gain on sales	(19,925)	—	(19,925)	(23,147)
Redemption related preferred stock issuance costs	—	2,166	—	2,166
Dividends on preferred stock	3,526	2,657	12,114	10,629
General and administrative expense	3,168	2,613	12,657	10,260
Other expenses	5,015	—	6,807	7,305

NOI	$52,652	$48,217	$206,627	$193,553

Less Non Same-Store NOI	10,313	6,293	40,357	25,516

Same-Store NOI	$42,339	$41,924	$166,270	$168,037